SETTLEMENT AGREEMENT This Settlement Agreement is between the General Services Administration (the “GSA” or the “Government”) represented by its contracting officers, Mary Ann Swearingen and Jonathan Woodcock, and FARO Technologies, Inc. (“FARO”), represented by Michael Burger, President and Chief Executive Officer. The Government and FARO will collectively be referred to as the “Parties.” WHEREAS, on or about July 12, 2012, the GSA awarded Multiple Award Schedule 66, Scientific Equipment and Services, Contract No. GS-24F-0044M, to FARO. The period of performance runs through July 11, 2022, and the contracting officer is Mary Ann Swearingen; WHEREAS, on or about September 29, 2017, GSA awarded Multiple Award Schedule 84, Total Solutions for Law Enforcement, Security, Facilities Management, Fire, Rescue, Clothing, Marine Craft and Emergency/Disaster Response, Contract No. GS-07F-197GA, to FARO. The period of performance runs through September 28, 2022, and the contracting officer is Jonathan Woodcock; WHEREAS, pursuant to the terms of FARO’s Contract Nos. GS-24F-0044M and GS- 07F-197GA (collectively referred to hereinafter as the “Contracts”), FARO was obligated to comply with the Price Reductions Clause (“PRC”), GSAR 552.238-75, the Price Adjustment Clause (“PAC”), GSAR 552.215-72, the Trade Agreements Act (“TAA”), and laws and regulations related to small businesses; WHEREAS, FARO discovered that for orders placed under the Contracts from July 12, 2012 through December 31, 2018, it was not in compliance with certain of the aforementioned clauses, laws and regulations, which resulted in inadvertent overpayments by the Government, sales of products from non-TAA compliant countries, the fulfillment of orders to FARO that

2 were set-aside for small businesses and the reporting of inaccurate information concerning FARO’s fulfillment of its small business subcontracting goals (hereinafter collectively referred to as the “Covered Conduct”); WHEREAS, FARO voluntarily made a Preliminary Disclosure of the Covered Conduct to the GSA Office of Inspector General (“OIG”) on February 14, 2019 and a Final Disclosure Report on July 15, 2019 (hereinafter collectively referred to as “Contractor Disclosure No. 201902150745-Multiple”); WHEREAS, the GSA OIG performed a review and evaluated the facts relating to Contractor Disclosure No. 201902150745-Multiple, and FARO fully cooperated with the review by producing documents and data in response to multiple GSA OIG Requests for Information; WHEREAS, on December 3, 2020, the GSA OIG referred the matter to the responsible GSA contracting officers with a recommendation to resolve contractually the matters stated in Contractor Disclosure No. 201902150745-Multiple; WHEREAS, the Parties have determined that it is in their best interests to settle all matters relating to the Covered Conduct in Contractor Disclosure No. 201902150745-Multiple; and WHEREAS, the GSA OIG intends to close its review of the Covered Conduct stated in Contractor Disclosure No. 201902150745-Multiple after the Parties have executed the Settlement Agreement and the Government has received payment from FARO. NOW THEREFORE, in consideration of the promises set forth herein and for good and valuable consideration, the Parties mutually agree as follows: 1. Settlement Amount and Payment: FARO agrees to pay the Government twelve million, three hundred and twenty-four thousand, seven hundred and seventy dollars and sixty-

3 one cents ($12,324,770.61) in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney’s fees and interest arising under or related to Contractor Disclosure No. 201902150745-Multiple. 2. The Parties' Responsibilities: A. FARO: 1. Agrees to pay the Government the total amount of $12,324,770.61. 2. Agrees to make the payment under this Agreement within thirty (30) calendar days from the receipt of the demand letter, payable and sent to the following: General Services Administration Miscellaneous Receipt for Non-Federal Claims Claim No. XXXXXXXX GSA Lockbox 979009 PO Box 979009 Saint Louis, MO 63197-9009 Please ensure the claim number from the demand letter is on the check or the remittance with the check. or by Automated Clearing House (“ACH”). If you are paying via ACH, please contact GSA for payment instructions if needed. 3. Agrees to forward to Contracting Officers Mary Ann Swearingen and Jonathan Woodcock a copy of FARO’s check or receipt when payment has been made in full. B. The Government: 1. Agrees to accept the sum of $12,324,770.61 as an accord and satisfaction of all of its claims, causes of actions, appeals and the like, including damages, costs, attorney’s fees and interest arising under or related to Contractor Disclosure No. 201902150745-Multiple. 2. Agrees to issue a demand letter within ten (10) calendar days of execution of this Agreement.

4 3. Agrees to deem repayment from FARO as being both reasonable and timely. No additional interest shall be assessed to FARO if payment under this Agreement is made in full to the GSA by the time set forth in Section A. 3. Releases: Subject to the exception contained in this Settlement Agreement at paragraph 5 (below), FARO hereby releases, remises, waives and forever discharges GSA from any and all claims, rights, demands, damages, lawsuits, or causes of action, actual or perceived, known or unknown, arising under or related to Contractor Disclosure No. 201902150745-Multiple. FARO remises, releases, and discharges the Government, its officers, agents, and employees of and from all civil liabilities, obligations, claims, appeals and demands arising under or related to Contractor Disclosure No. 201902150745-Multiple which it now has or hereafter may have, whether known or unknown, administrative or judicial, legal or equitable, to include all claims for interest. Subject to the exception contained in this Settlement Agreement at paragraph 5 (below), effective upon execution of this Settlement Agreement, the Government hereby releases, remises, waives and forever discharges FARO, its officers, agents, and employees of and from any and all claims, rights, demands, damages, law suits, appeals, causes of action, and demands which it now has or hereafter may have, whether known or unknown, foreseeable or unforeseeable, administrative, contractual, judicial, legal, or equitable, arising under or in any way related to Contractor Disclosure No. 201902150745-Multiple. Nothing contained in this Agreement is intended to limit the Parties’ contractual rights (including, with respect to the Government, audit rights and any non-monetary administrative remedies) or obligations beyond the issues under or relating to the subject matter of Contractor Disclosure No. 201902150745- Multiple.

5 4. Subcontractor and Suppliers: FARO agrees that it will not authorize any of its subcontractors and/or suppliers on the Contracts to file an appeal on its behalf, for it, or in its name and will object to the prosecution of any such appeal in FARO’s name for matters known up to the date of final execution of this Settlement Agreement. If such objection is not filed by FARO within ten (10) calendar days after a subcontractor files any such appeal, the Government may move to dismiss the appeal with prejudice, using this Settlement Agreement as evidence of the lack of the subcontractor’s authority to file the subcontractor’s appeal and FARO’s objection to the same. 5. Reservation: Notwithstanding any terms of this Settlement Agreement, specifically reserved and excluded from the scope and terms of this Settlement Agreement as to any entity or person (including FARO) is any liability outside the scope of either Contracting Officer’s authority to release, including: (a) any civil, criminal, or administrative liability arising under Title 26, U.S. Code (Internal Revenue Code); (b) any criminal liability; (c) any liability for fraud or under the False Claims Act; (d) any liability for personal injury, property, or liability to third parties; and (e) the suspension and debarment rights of any federal agency. The undersigned represent that he/she is unaware of any facts that would form the basis for any of the above claims. Further, the Parties reserve and exclude from this Settlement Agreement any liability based upon such obligations as are created by this Settlement Agreement. 6. Cooperation: The Parties agree to take any and all further action reasonably necessary or appropriate to fully effect the provisions of this Settlement Agreement, including but not limited to executing any additional documents necessary to effectuate the provisions of this Settlement Agreement.

6 7. Severability: If any provision of this Settlement Agreement or the application thereof is held invalid or unenforceable, that invalidity shall not affect other provisions of this Settlement Agreement that can be given effect without the invalid provisions or application, and to this end, the provisions of this Settlement Agreement are declared to be severable. This Settlement Agreement may be executed in separate counterparts all of which, when taken together, shall constitute the entire agreement. 8. Waiver: The waiver of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein. 9. Authority: The Parties represent and warrant that they have entered into this Settlement Agreement voluntarily, with proper authority, and without reservation. The only consideration for this Settlement Agreement is expressly set forth within this Settlement Agreement, and no further inducements or representations, written or oral, have been exchanged in connection herewith. Each Party acknowledges that it has had adequate time to reflect upon and consider the terms of this Settlement Agreement; agrees that neither this Settlement Agreement, nor the settlement set forth herein, is the result of fraud, duress, coercion, or undue influence on the part of either Party; acknowledges that each has received all information and documents necessary to permit the Party to make fully informed decisions with respect to all aspects of this Agreement; and expressly understands that this Settlement Agreement represents the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements or understandings between the Parties. 10. Binding on the Parties in Interest: This Settlement Agreement, upon complete execution, is binding upon, and shall inure to the benefit of, the Parties hereto and their

7 respective agents, employees, representatives, officers, directors, subsidiaries, assigns, heirs and successors in interest. 11. Execution in Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic facsimile or .pdf signatures shall have full force and effect of original signatures. 12. Entire Agreement: This Settlement Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter hereof, and supersedes and replaces all prior negotiations, proposed agreements and agreements, written and oral, relating thereto, and the obligations set forth hereunder may not be altered, amended or modified in any respect unless in writing, and duly executed by the Parties. There are no collateral agreements, reservations, or understandings between the Government and FARO, express or implied, oral or written, except as specifically set forth herein. No modification to this Settlement Agreement shall be binding unless it is reduced to writing and signed by the Parties to this Settlement Agreement. 13. Governing Law: This Settlement Agreement is to be governed in accordance with Federal law, including the Contract Disputes Act of 1978. Nothing in this Agreement is intended to conflict with current law or regulation or the directives of the GSA. If a term of this Agreement is inconsistent with such authority, then that term shall be invalid, but the remaining terms and conditions will remain in full force and effect. 14. Effective Date: The effective date of this Agreement shall be the latest of execution by any signatory thereof.

8 15. No Admission of Liability: This Settlement Agreement does not constitute an admission of liability by either the Government or FARO. Rather, this settlement is merely a negotiated settlement between the Parties. 16. Jurisdiction: The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of Columbia unless that Court determines that venue or jurisdiction is lacking over any such dispute. FOR THE GOVERNMENT: FOR CONTRACTOR: _______________________ _______________________ Mary Ann Swearingen Michael Burger Contracting Officer President and Chief Executive Officer General Services Administration FARO Technologies, Inc. United States of America Dated:_________________ Dated: February 19, 2021 _______________________ Jonathan Woodcock Contracting Officer General Services Administration United States of America Dated:_________________ 2-23-21 JONATHAN WOODCOC K Digitally signed by JONATHAN WOODCOCK Date: 2021.02.23 15:52:28 -06'00' MARY SWEARINGEN Digitally signed by MARY SWEARINGEN Date: 2021.02.25 06:30:02 -06'00'

9 _____________________________ Amy Cook Assistant Regional Counsel (7L) Dated: _______________________ AMY COOK Digitally signed by AMY COOK Date: 2021.02.25 08:07:05 -06'00'